Exhibit 10.19

NON-COMPETITION AGREEMENT

Dated as of January 30, 2004

by and between

MR. WAYNE R. INOUYE

and

GATEWAY, INC.

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT, dated as of January 30, 2004 (this “Agreement”), is hereby entered into by and between Mr. Wayne R. Inouye (the “Individual”) and Gateway, Inc., a Delaware corporation (“Gateway”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as described below).

WHEREAS, concurrently with the execution of this Agreement, Gateway, Gateway Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Gateway Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Mr. Lap Shun (John) Hui and EM Holdings, Inc., a Delaware corporation (“eMachines”), entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”).

WHEREAS, eMachines is engaged in the “Business” (as defined herein) throughout the United States, Canada and other parts of the world;

WHEREAS, the Individual is a stockholder of eMachines and has acquired valuable trade secrets and other confidential and proprietary information relating to the business and the operation of eMachines;

WHEREAS, the Individual’s covenant not to compete, as reflected in this Agreement, is an essential part of the transactions contemplated by the Merger Agreement;

WHEREAS, the Individual holds a substantial number of the issued and outstanding shares of capital stock of eMachines that, pursuant to the terms of the Merger Agreement, will be exchanged for the Merger Consideration, and therefore the Individual has a material economic interest in the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, concurrently with the execution of the Merger Agreement, in order to protect the goodwill related to eMachines and as a condition and an inducement to Gateway’s willingness to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, the Individual has agreed to the non-competition and non-solicitation covenants and the other agreements provided for in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and to induce Gateway to consummate the transactions contemplated by the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, and with the knowledge that no other good or valuable consideration has been offered to or received by the Individual in connection with the execution of this Agreement, the Individual hereby covenants and agrees as follows:

ARTICLE I

NON-COMPETITION

1.1 Effective Time. This Agreement is conditioned upon the occurrence of and shall become effective concurrently with the Closing. This Agreement shall be null and void ab initio should the transactions contemplated by the Merger Agreement not be consummated for any reason.

1.2 Non-Competition. During the four-year period commencing with the Closing Date (the “Restricted Period”), the Individual shall not, anywhere in the Business Area (as defined below), directly or indirectly, (i) engage in the design, manufacture, distribution and repair of personal computers (the “Business”) for the Individual’s own account; (ii) enter the employ of, or render any services to a Competing Business; or (iii) become interested in any Competing Business in any capacity, including as an individual, partner, stockholder, member, officer, director, principal, agent, trustee or consultant, provided, however, the Individual may own, directly or indirectly, solely as a passive investment, up to, but not more than, one percent (1%) of any class of securities of any Competing Business (but without otherwise participating in the activities of such Person) if such securities are listed on a national securities exchange or have been registered under Section 12(g) of the Exchange Act. As used herein, “Business Area” shall mean all of the United States, Canada and all other parts of the world in which eMachines is conducting its business as of the date hereof and has conducted its Business within the twelve months preceding the date hereof. As used herein, “Competing Business” means a Person or division of such Person whose principal business is the Business, but specifically excluding any retailer or division of any retailer.

1.3 Non-Interference. During the Restricted Period, the Individual shall not, directly or indirectly, solicit, induce, encourage or attempt to solicit, encourage or induce any Person known to the Executive to be an employee (or to have been an employee within the then immediately preceding twelve (12) month period) of Gateway or eMachines or any of their respective Subsidiaries to terminate his or her employment or other relationship with Gateway or eMachines or any of their respective Subsidiaries for any purposes whatsoever, provided, however, that the foregoing provision will not prevent the Individual from hiring any such person (i) who contacts the Individual on his or her own initiative without any direct or indirect solicitation by or encouragement from the Individual, (ii) as a result of placing general advertisements in trade journals, newspapers or similar publications which are not directed at Gateway, eMachines or their respective affiliates or employees, or (iii) as a result of the efforts of executive recruiters who contact such person on their own initiative without any encouragement from or on behalf of the Individual relating to Gateway, eMachines or their respective affiliates or employees.

1.4 Non-Solicitation. During the Restricted Period, the Individual shall not, directly or indirectly, solicit, induce, encourage or attempt to solicit, induce or encourage any Person who is (or has been within the then immediately preceding twelve (12) month period) a customer, client, vendor, supplier or consultant of Gateway or eMachines or any of their Subsidiaries to decrease the amount of business he, she or it conducts, or terminate his, her or its relationship, with Gateway or eMachines or any of their Subsidiaries for any purpose whatsoever.

1.5 Restrictive Covenants. Individual, by and through eMachines (taken as a whole, together with its Subsidiaries and its parent), is a person whose principal business is the Business. The Individual acknowledges that (i) pursuant to the Merger Agreement, Gateway will acquire eMachines, including eMachines’ assets and goodwill, and will carry on the Business that previously had been conducted by eMachines and the Individual and (ii) the restrictive covenants and the other agreements contained in this Agreement are an essential part of the transactions contemplated by the Merger Agreement. The Individual represents, warrants, acknowledges and agrees that he or she has been fully advised by counsel in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement. Accordingly, the Individual agrees to be bound by the restrictive covenants and the other agreements contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the restrictive covenants and the other agreements contained herein shall be valid and enforceable in all respects, and, subject to the terms and conditions of this Agreement, mutually dependent upon the obligations of Gateway to pay the Merger Consideration due under the Merger Agreement. The Individual further agrees that Gateway, in entering into the Merger Agreement, has relied on the covenants of the Individual as set forth in this Agreement and that Gateway would not have entered into the Merger Agreement if the Individual had not agreed to be fully bound by the provisions of this Agreement. However, Gateway and the Individual agree that if any provision of this Agreement is found to be unenforceable due to restrictions unreasonable in scope, duration or geographical area, then the appropriate court may reform any such provision so that the restrictions in it are reasonable and enforceable.

1.6 No Additional Obligations of the Individual Excused. All of the provisions of Article I of this Agreement are in addition to any other written agreements on the subjects covered herein that the Individual may have with Gateway, eMachines and/or any of their respective Affiliates, and are not meant to and do not excuse any additional obligations that the Individual may have under such agreements.

ARTICLE II

MISCELLANEOUS

2.1 Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

(a)	if to Gateway, to:

Gateway, Inc.
14303 Gateway Place
Poway, California 92064
Attn: Michael R. Tyler, General Counsel
Fax No.: (858) 848-3805

with a copy (that shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attn: Brian J. McCarthy, Esq.
Fax No.: (213) 687-5600

(b)	if to Individual, to:

Wayne R. Inouye
c/o eMachines
14350 Myford Road
Building 100
Irvine, California 92606
Fax No.: (714) 665-2471

with a copy (that shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Attn: Thomas C. Janson, Esq.
Fax No.: (212) 530-5219

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

2.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and, except as expressly stated in this Agreement, supersedes any prior understandings, negotiations, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

2.3 No Third-Party Beneficiaries. Except as provided in Section 2.12, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

2.4 Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder to any other Person without the prior written consent of the other party. Any attempted assignment or delegation without the required consent will be void. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns.

2.5 Amendments and Waivers. The terms of this Agreement may be amended or waived with the written consent of each of Gateway and the Individual. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

2.6 Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Business Day” means a day of the year other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York City.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Person” means any individual, corporation, limited liability company, partnership, trust, firm, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

2.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

2.8 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

2.9 Interpretation. When reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The Individual understands and agrees that this Agreement is deemed to have been drafted jointly by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

2.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

2.11 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 2.11 as to giving notice hereunder shall be deemed effective service of process on such party.

2.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

2.13 Injunctive Relief. The Individual acknowledges and agrees that the non-competition, non-solicitation, and other covenants and agreements made by the Individual herein each are of substantial value to Gateway and/or its Affiliates and that a breach of any of those covenants and agreements would cause irreparable harm to Gateway and/or its Affiliates, for which Gateway and/or its Affiliates would have no adequate remedy at law. Therefore, in addition to any other remedies that may be available to Gateway and/or any of its Affiliates under this Agreement or otherwise, Gateway and/or its Affiliates shall be entitled to obtain temporary restraining orders, preliminary and permanent injunctions and/or other equitable relief to specifically enforce the Individual’s duties and obligations under this Agreement, or to enjoin any breach of this Agreement.

2.14 WAIVER OF JURY TRIAL. EACH OF GATEWAY AND THE INDIVIDUAL HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF GATEWAY AND THE INDIVIDUAL IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GATEWAY

By:	/s/ Theodore W. Waitt

	Name:	Theodore W. Waitt
	Title:	Chief Executive Officer

/s/ Wayne R. Inouye

Mr. Wayne R. Inouye

Inouye Non-Competition Agreement – Signature Page